Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS.

WARRANT TO PURCHASE

UP TO 150,000 SHARES OF COMMON STOCK

OF

UNILIFE CORPORATION

This warrant (this “Warrant”) is issued to National Securities Corporation, a Washington corporation (together with its permitted assigns, the “Holder”) by Unilife Corporation, a Delaware corporation (the “Company”), on April 17, 2013 (the “Effective Date”), for agreed upon consideration, receipt of which is hereby acknowledged.

1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal executive offices of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company at the applicable Exercise Price (as defined below), up to 150,000 shares of common stock, par value $0.01 per share, of the Company (the “Warrant Shares”), subject to adjustment as provided in Section 8 hereof.

2. Exercise Price. The purchase price for the Warrant Shares shall be $2.00 per share (the “Exercise Price”), subject to adjustment as provided in Section 8 hereof.

3. Exercise Period. This Warrant may be exercised at any time beginning on the first anniversary of the Effective Date and ending on the close of business on the third anniversary of the Effective Date. Notwithstanding the preceding, this Warrant shall terminate immediately preceding the consummation of any consolidation or merger of the Company, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity (any such transaction being hereinafter referred to as a “Fundamental Transaction”),

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, this Warrant by:

(a) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Chief Financial Officer of the Company at its principal executive offices of the Company (or at such other place as the Company shall notify the Holder in writing); and

(b) the payment of the aggregate Exercise Price either (i) in cash, or a certified or bank cashier’s check payable to the order of the Company, or wire transfer of immediately available funds to such account as shall be designated by the Company, in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised, or (ii) pursuant to Section 4(b)(i) below.

(i) The Holder may effect a “net exercise” of this Warrant in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, in which event, if so effected, the Holder shall receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by delivery of the properly endorsed Notice of Exercise at the principal executive offices of the Company, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (a “Net Exercise”):

X = Y(A-B)
A

Where X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price).

A = the Fair Market Value (as defined below) of one share of the Common Stock (at the date of such calculation).

B = Exercise Price (as adjusted to the date of such calculation).

For purposes of this Warrant, the “Fair Market Value” of one share of the Common Stock shall mean (i) the average of the closing sales prices for the shares of the Common Stock on The NASDAQ Global Market or other Eligible Market (as defined below) where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive trading days immediately prior to the date of the exercise of the Warrant, or (ii) if an Eligible Market is not the principal Trading Market for the shares of the Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment. “Eligible Market” means any of the New York Stock Exchange, the NYSE MKT, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market. “Trading Market” shall mean the OTC Bulletin Board or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

5. No Redemption. The Company shall not have any right to redeem this Warrant in whole or in part.

6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) business days of the delivery of the Notice of Exercise.

7. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

8. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its shares of common stock, by split-up or otherwise, or combine its shares of common stock, or (ii) issue additional shares of common stock or other equity securities as a dividend with respect to such equity securities, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision (by stock split, stock dividend or otherwise), or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the shares of common stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in this Section 8), the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of the shares of common stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Notice of Adjustment and Fundamental Transaction.

(i) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of the shares of common stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(ii) In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, the Company shall mail to the Holder, at least fifteen (15) days prior to the date of the occurrence of such event, a notice specifying such date.

(d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 8 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

9. No Impairment. Pursuant to the terms and conditions of this Warrant, the Company shall: (i) reserve an appropriate number of the shares of common stock to facilitate the issuance of shares to the Holder pursuant to this Warrant, and (ii) provide the Holder with at least ten (10) days prior written notice of the record date for any proposed dividend or distribution by the Company.

10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect, unless such cash payment is less than one dollar ($1.00).

11. No Stockholder Rights. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the share of common stock issuable on the exercise hereof, including, without limitation, the right to vote such shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

12. Transfer.

(a) General Restrictions. The Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate (collectively, “Transfer”) this Warrant unless it complies with the provisions of this Section 12 and any applicable securities laws. In order to make any permitted Transfer, the Holder must deliver to the Company a duly completed and executed Transfer form attached hereto, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate Transferee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such Transfer.

(b) Restrictions Imposed by the Securities Act. The securities evidenced by this Warrant shall not be Transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be Transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such securities have been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state securities laws has been established.

13. New Warrants to be Issued.

(a) Partial Exercise. Subject to the restrictions in Section 12 hereof, this Warrant may be exercised in whole or in part. In the event of the exercise hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise form and payment of the Exercise Price, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised.

(b) Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

14. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

15. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 16 shall be binding upon each holder of any Warrant Shares purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Warrant Shares, and the Company.

16. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal executive offices of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

17. Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

18. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

19. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, Unilife Corporation has caused this Warrant to be executed by an officer thereunto duly authorized.

UNILIFE CORPORATION

By:	/s/ Alan Shortall
Alan D. Shortall
Chief Executive Officer

NOTICE OF EXERCISE

To:	Unilife Corporation

250 Cross Farm Lane

York, PA 17604

Attention: Chief Financial Officer

Fax No. (717) 384-3401

The undersigned hereby elects to purchase                  shares of common stock (“Common Stock”) of Unilife Corporation (the “Company”), pursuant to the terms of the attached Warrant and payment of the aggregate Exercise Price in the amount of                  as follows:

(mark the applicable one)

[    ] in cash

[    ] certified or bank cashier’s check

[    ] wire transfer

[    ] net exercise

The undersigned hereby represents and warrants that:

It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in the shares of Common Stock involves substantial risks; it has made detailed inquiries concerning Company, its business, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

It is acquiring the shares of Common Stock for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the shares of Common Stock issuable upon exercise of the attached Warrant have not been registered under the Securities Act of 1933 (“Securities Act”), nor qualified under applicable state securities laws.

It acknowledges that the shares of Common Stock issuable upon exercise of the attached Warrant must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

HOLDER:

Address:

Date:

Name in which shares should be registered:

FORM OF TRANSFER

To:	Unilife Corporation

250 Cross Farm Lane

York, PA 17604

Attention: Chief Financial Officer

Fax No. (717) 384-3401

The undersigned hereby assigns and transfers this Warrant to                      whose social security number or tax identification number is                      and whose record address is                     , and irrevocably appoints                      as agent to transfer this Warrant on the books of the Company. Such agent may substitute another to act for such agent.

HOLDER:

Address:

Date: